EXHIBIT 2.31


                       FORM OF DTC RESTRICTED GLOBAL NOTE

                               NETIA HOLDINGS B.V.

           A private company with limited liability under Netherlands law with corporate seat at Amsterdam, The Netherlands

                        10% Senior Secured Notes due 2008

                                                              CUSIP: 64114M AG 5

                                (euro)25,426,000

                          Issue Date: December 23, 2002

           NETIA HOLDINGS B.V., a Netherlands private company with limited liability (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., as nominee for the Depository Trust Company ("DTC"), or its registered assigns, the principal sum of Twenty-Five Million, Four Hundred and Twenty-Six Million Euros ((euro)25,426,000) or such other amount as may be due in accordance with the provisions hereby, on December 23, 2008.

         Interest Rate:                 10% per annum if paid in cash and 12%
                                        per annum if paid in kind.

         Interest Payment Dates:        June 23 and December 23 of each year
                                        commencing June 23, 2003.

         Regular Record Dates:          June 8 and December 8 of each year.

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually by its duly authorized managing director.

                                         Date:

                                         NETIA HOLDINGS B.V.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:






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
               (Form of Registrar's Certificate of Authentication)

                     This is one of the Global Notes referred to in the within-mentioned Indenture.

                                              THE BANK OF NEW YORK,

                                              as Registrar



Date: December 23, 2002                       By:
                                                 -------------------------------
                                                 Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                               NETIA HOLDINGS B.V.

           A private company with limited liability under Netherlands law with corporate seat at Amsterdam, The Netherlands

                        10% Senior Secured Notes due 2008



THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER PERSON AS MAY BE NOMINATED BY THE DEPOSITORY TRUST COMPANY ("DTC") (COLLECTIVELY, "CEDE & CO.") AS NOMINEE FOR DTC, AND UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT OF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), HAS AN INTEREST HEREIN.


THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL




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
BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.



ARTICLE 1  PRINCIPAL AND INTEREST

           The Issuer will pay the principal (which may include any increases thereto following a Payment-in-Kind Election, as defined below) at maturity of this Note on December 23, 2008.

           The Issuer promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified below.

           The Issuer shall pay interest on the unpaid principal amount of this Note from the date of this Note until such principal amount shall be paid in full, at a rate per annum equal to 10%; provided that at no time shall the interest rate payable on this Note exceed the maximum interest permitted by applicable law; provided further that, at the option of the Issuer on not less than 10 Business Days' written notice to the Trustee and the Paying Agent prior to any of the first, second, third and fourth Interest Payment Dates therefor (a "PAYMENT-IN-KIND ELECTION"), (a) the interest payable hereunder at such Interest Payment Date shall instead be at a rate per annum equal to 12%, and (b) such payment of interest at a rate per annum of 12% shall not be paid in cash but shall be capitalized as of the date such interest would otherwise be payable and constitute additional principal hereunder through a commensurate increase in the principal amount and denomination per Note such increased principal amount and denomination per Note to be rounded down to the nearest whole Euro.

           Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 8 or December 8 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing on June 23, 2003.

           Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 23, 2002; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


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
           The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue instalments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

ARTICLE 2  METHOD OF PAYMENT

           The Issuer will pay interest (except defaulted interest) on the principal amount of the Notes on each Interest Payment Date to the persons who are holders (as reflected in the Register at the close of business on the Regular Record Date immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date and prior to such Interest Payment Date.

           Unless the Holder of this Global Note has elected to receive payments in Euros in accordance with Section 2.15 of the Indenture, the Issuer will pay principal, premium, if any, interest and Additional Amounts, if any, on this Global Note in U.S. dollars . The Issuer may pay principal, premium, if any, interest and Additional Amounts, if any, by its check payable in such money provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts, if any, on the Global Note and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. The Issuer may mail an interest check to a Holder's registered address (as reflected in the Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day and no interest shall accrue for the intervening period.

ARTICLE 3  PAYING AGENT AND REGISTRAR

           Initially, The Bank of New York will act as U.S. Paying Agent and Registrar, The Bank of New York (Luxembourg) S.A., will act as Luxembourg Paying Agent and The Bank of New York, acting through its London branch will act as Principal Paying Agent. The Issuer may change any Paying Agent or Registrar upon written notice thereto; provided that it will at all times maintain (i) a Paying Agent in the city of London and in the Borough of Manhattan, the city of New York and (ii) a Paying Agent in Luxembourg, for so long as the Notes are listed on the Luxembourg Stock Exchange. The Issuer, any Subsidiary of Parent or an Affiliate of any of them may act as Paying Agent, Registrar or co-registrar in accordance with the terms of the Indenture.

ARTICLE 4  INDENTURE; LIMITATIONS

           The Issuer issued the Notes under an Indenture dated as of December 23, 2002 (the "INDENTURE"), among the Issuer; Netia Holdings S.A. ("PARENT"), Netia Telekom S.A. ("TELEKOM"), Netia South Sp. z o.o. ("SOUTH") (each together, "the GUARANTORS"); and The Bank of New York, acting through its London branch, as trustee (the "TRUSTEE"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Furthermore under the provisions of Section 11.6 of the Indenture in certain circumstances the Trustee and the Security Agent may be required to enter into an Intercreditor Deed in relation to a Senior Credit Facility. In the event that such an Intercreditor Deed is entered into by the Trustee and the Security Agent, the Notes will be subject to, and the Holders will be bound by, such Intercreditor Deed. The Holders are referred to Section 11.1 of the Indenture for a summary of the potential terms of such an Intercreditor Deed.

           The Notes are general obligations of the Issuer.


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
ARTICLE 5  OPTIONAL REDEMPTION

           (a) The Issuer may, at any time on giving not more than 60 nor less than 30 days' irrevocable notice to the Holders of the Notes, redeem all or some of the Notes in (i) an aggregate principal amount of the Minimum Redemption Amount or an integral multiple thereof, or (ii) if at such time less than the Minimum Redemption Amount in aggregate principal amount of Notes is outstanding, such lesser amount, in each such case in cash at their then principal amount, together with interest accrued to the date fixed for redemption. The procedure for identifying specific holders of Notes from whom Notes will be redeemed pursuant to this paragraph is set forth in Section 10.3 of the Indenture.

           For the purposes of this Article, the "MINIMUM REDEMPTION AMOUNT" shall be the product of (euro)1,000 (or the prevailing denomination from time to time following a Payment-in-Kind Election) and 1,000 (one thousand).

           (b) Any redemption pursuant to this Article 5 shall be made pursuant to the provisions of Section 10.1 to 10.7 of the Indenture.

           (c) Parent and any of its Subsidiaries may, at any time, purchase Notes on the open market or otherwise at any price. Any Notes so purchased or surrendered for cancellation may be held or cancelled in accordance with the provisions set forth in the Indenture. Any purchase by tender shall be made available to all Holders of Notes alike.

           Notice of a redemption will be mailed, first-class postage pre-paid, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Register. Notes in original denominations larger than (euro)1,000 (or the prevailing denomination from time to time following a Payment-in-Kind Election) may be redeemed in part in integral multiples of (euro)1,000 (or the prevailing denomination from time to time following a Payment-in-Kind Election). On and after the Redemption Date, interest will cease to accrue on Notes or portions of Notes called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

ARTICLE 6  ADDITIONAL AMOUNTS

           All payments made by the Issuer under or with respect to the Notes or made by any Guarantor under or with respect to any Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within the Netherlands or the Republic of Poland, or within any other jurisdiction in which the Issuer or such Guarantor is organized or engaged in business for tax purposes, unless the Issuer or such Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or any Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within the Netherlands or the Republic of Poland, or within any other jurisdiction in which the Issuer or such Guarantor is organized or engaged in business for tax purposes, from any payment made under or with respect to the Notes or the Guarantees, respectively, the Issuer or such Guarantor, as the case may be, will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder and beneficial owner would have received if such Taxes had not been withheld or deducted, subject to certain limitations set forth in the Indenture.


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
ARTICLE 7  REPURCHASE UPON A CHANGE OF CONTROL AND ASSET SALES

           (a) Upon the occurrence of a Change of Control Triggering Event, the Issuer will make an offer to purchase all outstanding Notes, in whole or in part in integral multiples of (euro)1,000 (or the prevailing denomination from time to time following a Payment-in-Kind Election), at a purchase price in cash of 101% of the aggregate principal amount thereof on the redemption date, plus accrued and unpaid interest, and Additional Amounts, if any, to the date of purchase (subject to the right of Holders of record on relevant record dates to receive interest due on relevant Interest Payment Dates), and (b) upon the occurrence of an Asset Sale, the Issuer may be obligated to make an offer to purchase all or a portion of the outstanding Notes with a portion of the Net Cash Proceeds of such Asset Sale at a redemption price of 100% of the aggregate principal amount thereof on the redemption date plus accrued and unpaid interest, and Additional Amounts, if any, to the date of purchase (subject to the right of Holders of record on relevant record dates to receive interest and Additional Amounts, if any, due on relevant Interest Payment Dates).

ARTICLE 8  DENOMINATIONS; TRANSFER; EXCHANGE

           The Notes are in registered form without coupons, in denominations of
(euro)1,000 (or the prevailing denomination from time to time following a Payment-in-Kind Election) and any integral multiple thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

ARTICLE 9  PERSONS DEEMED OWNERS

           A Holder may be treated as the owner of a Note for all purposes.

ARTICLE 10 UNCLAIMED MONEY

           If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the applicable Paying Agent will pay the money back to the Issuer or Parent at their request. After that, Holders entitled to the money must look to the Issuer and Guarantors for payment, unless applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

ARTICLE 11 AMENDMENT; SUPPLEMENT; WAIVER

           Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or inconsistency if such change does not adversely affect the interests of the Holders.

ARTICLE 12 RESTRICTIVE COVENANTS

           The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) transactions with Affiliates; (iv) Liens; (v) guarantees of Indebtedness by Subsidiaries; (vi) purchase of Notes upon a Change


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of Control Triggering Event; (vii) Asset Sales and disposition of the proceeds thereof; (viii) dividends and other payment restrictions affecting Restricted Subsidiaries; (ix) investments in Unrestricted Subsidiaries; (x) merger and certain transfers of assets; (xi) permitted business; and (xii) provision of financial statements. During each fiscal year, Parent must report to the Trustee on compliance with such covenants.

ARTICLE 13 SUCCESSOR PERSONS

           When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

ARTICLE 14 REMEDIES FOR EVENTS OF DEFAULT

           If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee at its discretion may, and the Trustee upon the written request of the Holders of not less than 25.0% in aggregate principal amount of the Outstanding Notes shall, (subject to being indemnified to its satisfaction), by written notice declare all the Notes to be immediately due and payable and upon any such declaration all such amounts payable in respect of the Notes under the Indenture shall become immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuer, Parent, any Guarantor or any of its Significant Subsidiaries occurs and is continuing, the Notes and all such amounts payable in respect of the Notes under the Indenture shall automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

ARTICLE 15 GUARANTEE

           The Issuer's obligations under the Notes are fully and irrevocably guaranteed by the Guarantors pursuant to the Indenture and by any Guarantor that executes a supplemental indenture thereunder.

ARTICLE 16 TRUSTEE DEALINGS WITH ISSUER

           The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer, any Guarantor or any person or body corporate associated with the Issuer or any Guarantor as if it were not the Trustee.

ARTICLE 17 AUTHENTICATION

           This Note shall not be valid until the an authorized signatory of the Registrar signs the certificate of authentication on the other side of this Note.

ARTICLE 18 DEFEASANCE

           The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Note or the covenants governing the Indebtedness represented by this Note, upon certain conditions set forth in the Indenture being met.


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ARTICLE 19 NOTICE TO HOLDERS

           Where the Indenture provides for notice of any event to Holders by the Issuer, Guarantors or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) upon (i) the mailing by first-class mail, postage prepaid, of such notices, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and (ii) publication in a leading daily newspaper with general circulation in a major western European capital or, if not practicable, in a leading daily English language newspaper having general circulation in Europe previously approved by the Trustee. Any notice referred to in (ii) above shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made in the manner required in the newspaper or in one of the newspapers referred to above. For Notes which are represented by global certificates held on behalf of Euroclear or Clearstream, Luxembourg, notices may be given by delivery of the relevant notices to Euroclear or Clearstream, Luxembourg for communication to entitled account holdings in substitution for the aforesaid publication. So long as any Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, any such notice shall also be published in a leading daily newspaper in general circulation in Luxembourg. Such publication is expected to be the Luxemburger Wort.



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                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

                     OF INDEBTEDNESS EVIDENCED BY THIS NOTE

The initial principal amount of indebtedness evidenced by this Note shall be
(euro)25,426,000. The following decreases/increases in the principal amount of indebtedness evidenced by this Note have been made:

--------------- -------------------- ----------------------- ------------------------ ------------------------ ---------------------
Date of         Decrease   in        Increase in  principal  Increase  in  principal  Total principal  amount   Notation Made by or
Decrease/       principal amount     amount (other than      amount of  Indebtedness  of  Indebtedness on       Behalf of Principal
Increase        of  Indebtedness     pursuant to a Payment-  Evidenced  pursuant  to  Evidenced Following       Paying Agent
                Evidenced            in-Kind  Election) of   a Payment-in-Kind        such Decrease/Increase
                                     Indebtedness Evidenced  Election
--------------- -------------------- ----------------------- ------------------------ ------------------------ ---------------------

--------------- -------------------- ----------------------- ------------------------ ------------------------ ---------------------

--------------- -------------------- ----------------------- ------------------------ ------------------------ ---------------------

--------------- -------------------- ----------------------- ------------------------ ------------------------ ---------------------

--------------- -------------------- ----------------------- ------------------------ ------------------------ ---------------------

--------------- -------------------- ----------------------- ------------------------ ------------------------ ---------------------

--------------- -------------------- ----------------------- ------------------------ ------------------------ ---------------------



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
                       OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Issuer pursuant to Section 9.15 or 9.16 of the Indenture, check the Box: [ ].

If you wish to have a portion of this Note purchased by the Issuer pursuant to
Section 9.15 or 9.16 of the Indenture; state the amount (in original principal amount) below:

(euro)_____________________





Date: ______________________

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

                                FORM OF TRANSFER



For value received the undersigned hereby sell(s), assign(s) and transfer(s) to

________________________________________________________________________________


________________________________________________________________________________

                   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                (INCLUDING POSTCODE OR EQUIVALENT) OF TRANSFEREE)



(EURO)[ ] principal amount of the Notes represented by this certificate and all rights in respect thereof.



[NOTE: INSERT [A] FOR TRANSFERS OF NOTES BEARING THE RESTRICTED SECURITIES LEGEND TO TRANSFEREES THAT TAKE DELIVERY OF NOTES NOT BEARING THE RESTRICTED SECURITIES LEGEND. INSERT [B] FOR TRANSFERS OF NOTES BEARING THE RESTRICTED SECURITIES LEGEND TO TRANSFEREES THAT TAKE DELIVERY OF NOTES BEARING THE RESTRICTED SECURITIES LEGEND.]



[A] In connection with such request and in respect of such Notes, the undersigned hereby certifies that (i) such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (ii) either:



(A) such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the U.S. Securities Act of 1933 (the "SECURITIES ACT"), and accordingly the undersigned hereby further certifies that:



1 the offer and sale of the Notes was not made to a person in the United States or to or for the account or benefit of a U.S. person and such offer and sale was not targeted to an identifiable group of US citizens abroad;

2         either

          (a) at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

          (b) the transaction was executed in, on or through the facilities of a designated offshore securities market (as defined in Regulation S) and neither the undersigned nor any


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
                    person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

3 no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

4 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5 if the undersigned is an officer or director of the Issuer or a distributor, who is an affiliate of the Issuer or distributor solely be holding such position, such sale is made in accordance with the applicable provisions of Rule 904(b)(2) of Regulation S, or

(B) the transfer has been effected pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder.

[B] In connection with such request and in respect of such Notes, the undersigned hereby certifies that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act ("RULE 144A") and, accordingly, the undersigned hereby further certifies that the beneficial interest in such Notes is being transferred to a person that the undersigned reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person, and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with the transfer restrictions set forth in the Notes and any applicable securities laws of any state of the United States or any other jurisdiction.



Dated______________________       _____________________

Signed_____________________       Certifying Signature


NOTES:

          (i) The signature to this transfer must correspond with the name(s) as it/they appear(s) on the face of this Note. In the case of joint holders, each of the joint holders named on the Register must sign this form of transfer.

          (ii) A representative of the Noteholder should state the capacity in which he signs e.g. executor.

          (iii) The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

          (iv) This form of transfer must be accompanied by such documents, evidence or information as the Registrar may require.

          (v) Where the transferor is a corporation, this form of transfer shall be executed under its common seal or under the hand of two of its officers duly authorized in writing.


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